Exhibit 11

                    CTC COMMUNICATIONS CORP.
       STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
              (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                  Three Months Ended              Nine Months Ended
                                              December 31,   December 31,    December 31,   December 31,
                                                1996           1995            1996            1995
                                             -------------  -------------   -------------  -------------
PRIMARY
Average shares outstanding                       1,098          1,191            1,238          1,088

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the average market price                 9,608          9,482            9,598          9,400
                                             ----------     ----------       ----------     ----------
                                 Total          10,706         10,673           10,836         10,488

Net income                                   $   1,159      $   1,175        $   3,402      $   2,813
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.11      $    0.11        $    0.31      $    0.27
                                             ----------     ----------       ----------     ----------


FULLY DILUTED

Average shares outstanding                       1,098          1,191            1,254          1,130

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the period-end market price              9,608          9,482            9,598          9,400
                                             ----------     ----------       ----------     ----------
                                 Total          10,706         10,673           10,852         10,530

Net income                                   $   1,159      $   1,175        $   3,402      $   2,813
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.11      $    0.11        $    0.31      $    0.27
                                             ----------     ----------       ----------     ----------
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